Exhibit B-16
                                                               October 19, 1998

                         SOUTHERN COMPANY SERVICES, INC.

                                     BY-LAWS

                                    ARTICLE I

                          LOCATION OF PRINCIPAL OFFICE
                               OF THE CORPORATION

                  Section 1. The principal office of the corporation shall be located at Birmingham, Jefferson County, Alabama; but the corporation may also have offices in other counties, cities, and towns in the State of Alabama and in such other places beyond the State of Alabama as the board of directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

                                PLACE OF MEETING

                  Section 1. All meetings of the shareholders shall be held at the principal office of the corporation, except such meetings as the board of directors or the holders of not less than one-tenth of all shares entitled to vote thereat shall expressly determine shall be held elsewhere, in which case meetings may be held upon notice as hereinafter provided at such other places within or without the State of Alabama as may thus be fixed.

                                 ANNUAL MEETING

                  Section 2. The annual meeting of the shareholders shall be held on the first Monday in the month of May in each year if not a legal holiday, and if a legal holiday then on the first subsequent day which is not a legal holiday, when the shareholders entitled to vote shall elect by ballot a board of directors to serve until the next annual meeting of shareholders, subject to the provisions of Section 2 of Article III hereof, and may transact such other business as may be brought before the meeting upon such notice as may be required by statute or by these by-laws; provided, however, that the holder of all the issued and outstanding capital stock of the corporation may fix another day for such annual meeting of shareholders in any particular year by delivering to the secretary of the corporation prior to the day for the holding of such meeting as hereinabove provided, a statement signed by such holder setting forth the date fixed by it pursuant hereto on which such annual meeting shall be held.

                                SPECIAL MEETINGS

                  Section 3. Special meetings of the shareholders may be called at any time by the chairman of the executive committee or by the chairman of the board or by a vice-chairman of the board or by the president or by the board of directors or by the executive committee or by the holders of not less than one-tenth of all the shares entitled to vote thereat. No business may be transacted at any such special meeting except that referred to in the notice, or in a supplemental notice also given in compliance with the provisions hereof, and except such business as may be germane or supplemental to that stated in such notice or notices.

                               NOTICE OF MEETINGS

                  Section 4. Written notice of the place, day and hour of holding all meetings shall, unless waived, be mailed or delivered personally to each shareholder entitled to vote, at least ten but not more than fifty days prior to the meeting, at his address as it appears on the stock transfer books of the corporation, unless by statute other or further notice is required, and in this event the required statutory notice shall be given; and, in the case of special meetings, or meetings required by statute to be held for any special purpose, or annual meetings at which special action is to be taken, the purpose thereof shall be stated in the notice. The president, the board of directors, or other office or persons calling the shareholders' meeting shall determine the actual date, time and manner of delivery of the prescribed notice.

                                     VOTING

                  Section 5. At each meeting of the shareholders each holder of capital stock of record on the date of mailing of notice calling such meeting or upon such other record date not more than fifty days and not less than ten days prior to the date of the meeting as shall have been fixed by these by-laws or by resolution of the board of directors, shall be entitled to one vote for each share of capital stock standing in his name on the books of the corporation. Any shareholder may vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney-in-fact. The proxy holder need not be a shareholder. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by plurality vote, except as otherwise provided by law, by the certificate of incorporation or by these by-laws.

                                     QUORUM

                  Section 6. The holders of a majority of all shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the certificate of incorporation, or by these by-laws. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present or represented. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meting as originally notified. Every meeting of the shareholders may be adjourned from time to time until its business is completed, and except as provided herein or by applicable law, no notice need be given of such adjourned meeting.

                                WAIVER OF NOTICE

                  Section 7. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether given before or after the time stated therein, shall be equivalent to the giving of such notice.

                     ACTION WITHOUT A SHAREHOLDERS' MEETING

                  Section 8. Any action required or permitted to be taken at any annual or special meeting of the corporation's shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all shares entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

                                    DIRECTORS

                            NUMBER AND TERM OF OFFICE

                  Section 1. The property and business of the corporation shall be managed by its board of directors consisting of not less than three nor more than eleven directors, who shall have such stock ownership, if any, as may be necessary for qualification as such in accordance with the provisions of the laws of Alabama then applicable. The number of directors of the corporation may be increased or decreased from time to time by amendment of these by-laws in the manner provided by law; provided, however, that no decrease shall have the effect of shortening the term of any incumbent director.

                  Section 2. The directors shall be elected at the annual meeting of the shareholders, and each director shall be elected to hold office until the next annual meeting of shareholders; provided that in the event of failure to hold such meeting or to hold such election at such meeting, such election may be held at any special meeting of the shareholders called for that purpose and the directors then in office shall continue in office until their successors shall have been duly elected and qualified. if the shareholders at such annual meeting or at any special meeting called for the election of directors shall not elect the full board of directors at such election, the directors elected may, subject to the provisions of Section 3 of this Article III, elect the remaining directors in the manner provided therein for the filling of vacancies. Any director of this corporation may resign at any time by giving written notice to the present or the secretary of the corporation. Such resignation shall take effect at the time specified therein; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

                                    VACANCIES

                  Section 3. In case of any vacancies in the board of directors through any cause other than from an increase in the number of directors, the remaining directors, even though less than a quorum, by a majority vote thereof, may elect a successor or successors, and the director or directors so elected shall hold office for the unexpired term in respect of which such vacancy occurred.

                                  COMPENSATION

                  Section 4. Directors, as such, shall not receive any stated salary for such services, but may be repaid traveling and subsistence expenses if any, incurred in attending any meeting, and if not paid regular compensation by an affiliated company may receive a fee to be fixed by the board from time to time for attendance at each regular or special meeting of the board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                     REMOVAL

                  Section 5. Any director of this corporation may be removed by the affirmative vote or written direction, approval, or consent of the holders of all the issued and outstanding capital stock of the corporation.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

                       MEETINGS OF THE BOARD OF DIRECTORS

                  Section 1. The directors may hold their meetings and have one or more offices, and may keep the books of the corporation within or without the State of Alabama at such place or places as they may from time to time determine, except such books and records as are required by law to be kept in the State of Alabama.

                                REGULAR MEETINGS

         Section 2. Regular meetings of the board may be held without notice at such time and place as may from time to time be determined by the board.

                                SPECIAL MEETINGS

                  Section 3. Special meetings of the board shall be held whenever called by direction of the chairman of the executive committee or of the chairman of the board or of a vice-chairman of the board or of the president or of one-third of the directors for the time being in office. The secretary shall give notice of special meetings either (a) by mailing at least two days before the meeting, or (b) by delivery or personal communication, either over the telephone or otherwise, one day before the meeting, to each director.

                               TELEPHONIC MEETINGS

                  Section 4. Members of the board of directors or of any committee designated thereby may participate in any meeting of the board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

                                     QUORUM

                  Section 5. At all meetings of the board one-third of the total number of directors, but not less than two directors, shall be necessary to constitute a quorum for the transaction of business and the act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws. If at any meeting of the board there shall be less than a quorum present a majority of those directors present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at such meeting which shall be so adjourned.

                                 GENERAL POWERS

         Section 6. In addition to the powers and authority by these by-laws expressly conferred on them, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation of the corporation or by these by-laws directed or required by be exercised or done by the shareholders.

                                 SPECIAL POWERS

                  Section 7. Without prejudice to the general powers conferred by preceding Section 6, the board of directors shall in addition thereto have the following special powers:

                  (a) From time to time to make and change rules and regulations, not inconsistent with these by-laws for the management of the property and business of the corporation;

                  (b) To purchase or otherwise acquire for the corporation any property, rights, or privileges which the corporation is authorized to acquire, at such prices or consideration and generally on such terms and conditions as they think fit; and at their discretion to pay for the same either wholly or partly in money, stock, or other securities or property of the corporation;

                  (c) To sell, exchange, or otherwise dispose of any property of the corporation less than all, for such price or consideration, and generally on such terms and conditions as they think fit; and at their discretion to accept in whole in partial payment therefor, money, stock, or other securities or properties; provided, however, that a sale, lease, mortgage, pledge, exchange, or other disposition of all or substantially all of the property and assets, with or without the good will of the corporation, not made in the usual and regular course of business shall be upon such terms and conditions and for such consideration as may be authorized in the manner prescribed by applicable law, as the same may be amended or altered from time to time;

                  (d) To appoint and at their discretion to remove or suspend such subordinate officers, agents or employees, permanently or temporarily, as they think fit and to determine their duties and fix and from time to time change their salaries or employments, and to require bonds in such instances and in such amounts and with such sureties as they think fit;

                  (e) To appoint any person or corporation to accept and hold in trust for the corporation any property belonging to the corporation or in which it is interested, or for any other purpose, and to execute all such deeds and instruments and perform such acts as may be requisite in relation to any such trust;

                  (f) To determine who shall be authorized on behalf of the corporation so sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts, and documents;

                  (g) To authorize the execution and delivery of notes and other evidences of indebtedness of the corporation for money borrowed or other indebtedness incurred by the corporation; and to authorize the execution, certification, delivery, and sale of the mortgage bonds of the corporation, from time to time upon such terms and conditions as the board may approve;

                  (h) To delegate any of the powers of the board in the course of the current business of the corporation, to any standing or special committee or to appoint any person to be the agent of the corporation with such powers and upon such terms as they think fit.

                              RECORD OF PROCEEDINGS

                  Section 8. The board of directors shall cause a record of their proceedings and all directors' meetings to be properly kept by the secretary of the corporation, or by a secretary pro tempore. The records shall be verified by the signature of the person acting as secretary.

                                BOOKS OF ACCOUNT

                  Section 9. The board of directors shall cause regular and correct books of account to be kept.

                                     VOTING

                  Section 10. No member of the board shall bote on a question in which he is interested otherwise than as shareholder, except in the election of the president or other office or employee, or be present at the meeting while the same is being considered, if requested by the chairman of the meeting or the majority of those present to retire; no action, however, shall be taken on the question unless after such retirement there be left a quorum in the meeting.

                                    ARTICLE V

                         EXECUTIVE AND OTHER COMMITTEES

                               EXECUTIVE COMMITTEE

                  Section 1. The board of directors may, and upon request by the holder of the outstanding shares of the capital stock of the corporation (herein sometimes referred to as the Shareholder) shall, by resolution passed by a majority of the whole board in office designate not less than two of the directors, including the chairman of the executive committee, to constitute an executive committee, to hold office from their designation until the first meeting of the board of directors following the next annual meeting of shareholders. A majority of the members of the committee shall constitute a quorum and the committee may establish rules of procedure for the conduct of its business. The chairman of the executive committee shall act as chairman. During the intervals between meetings of the board, the executive committee shall have and may exercise all the powers of the board of directors in the management of the property and the business of the corporation, and shall have power to authorize the seal of the corporation to be affixed to all instruments that may require it; and the specific authority in the by-laws for the executive committee to exercise a particular power shall not be construed as a limitation upon the authority of the committee to exercise the powers of the board in all other instances; but the board of directors may from time to time limit the exercise of such powers by the committee. Vacancies in the membership of the committee shall be filled by the board of directors; but the chairman of the executive committee may fill such vacancies pending the action of the board of directors.

                                 AUDIT COMMITTEE

                  Section 2. The board of directors may, by resolution adopted by a majority of the whole board in office, designate no fewer than three directors to constitute an audit committee. A majority of the members of the audit committee shall constitute a quorum. The board of directors shall appoint the chairman of the audit committee. The audit committee shall assist the directors in fulfilling their responsibilities for financial reporting, improving and maintaining financial controls, and periodically review the work of the corporation's external and internal auditors, including, but not limited to, the following activities:

                  (a) Recommend annually the selection of independent auditors;

                  (b) Review the scope, timing, and fee of the independent annual audit;

                  (c) Review the results of the independent annual audit, any changes in accounting principles and practices, any significant proposed adjustments, and any unresolved disagreements with management concerning accounting matters;

                  (d) Review the adequacy of the corporation's system of internal controls;

                  (e) Ascertain that the independent auditors' and internal auditors' recommendations to management have been adequately considered and properly implemented;

                  (f) Review and approve the scope of the corporation's annual internal audit plan, as well as the results of the internal audit function; and

                  (g) Review procedures designed to identify any interests of officers or employees which conflict with the interests of the corporation.

                            OTHER STANDING COMMITTEES

                  Section 3. The board of directors may also, by resolution or resolutions adopted by a majority of the whole board in office, designate one or more other standing committees as it deems necessary and desirable. Each such committee shall consist of at least two directors of the corporation and shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation to the extent provided in such resolution or resolutions and these by-laws. The board of directors shall designate the name of and appoint the chairman of each such committee. A majority of the members of each such committee shall constitute a quorum.

                          ELECTION OF COMMITTEE MEMBERS

                  Section 4. The members of the executive committee, the audit committee, and the other standing committees shall be elected at the first meeting of the board of directors following the annual meeting of shareholders or as soon thereafter as is practicable. The members of all such committees shall hold office until the meeting of the board of directors following the next annual meeting of shareholders and until their respective successors are elected. The board of directors shall have the power to fill vacancies in, to change the membership of, and to dissolve any such committee.

                              MEETINGS AND MINUTES

                  Section 5. The executive committee and the other committees shall meet at such time and place as their respective chairman may appoint. Notice of each meeting of the executive committee and the other committees may be given by telephone, telex or telecopy or in writing specifying the place, day, and hour thereof. If given in writing, such notice may be served personally at least one hour before such meeting or as otherwise provided in these by-laws. The executive committee and each of the other standing committees shall maintain regular minutes of their respective proceedings. All actions taken by the executive committee, the audit committee or any of the other standing committees shall be reported to the board of directors at its next succeeding meeting and shall be subject to amendment, revision or alteration by the board of directors; provided, however, that the rights or acts of third parties shall not be affected by such amendment, revision or alteration. The members of all committees shall be entitled to such fees and expenses as may be fixed by the board of directors.

                                   ARTICLE VI

                                    OFFICERS

                  Section 1. At the first meeting of the board of directors following the election of such board by the shareholders, the board of directors shall elect a president, a secretary, and a treasurer. The board of directors at such meeting or at any other meeting may, and upon request of the Shareholder shall, elect either a chairman of the board or a chairman of the executive committee, or both, and may also elect one or more vice-chairmen of the board, one or more vice presidents, one or more assistant vice-presidents, a comptroller and one or more assistant comptrollers, assistant secretaries and assistant treasurers. Any two or more office may be filled by the same person. The chairman of the executive committee, the chairman of the board, the vice-chairman or vice-chairmen of the board and the president shall be chosen from among the directors but the other offices need not be directors.

                  Section 2. The board of directors may appoint such other subordinate officers and agents as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time shall be prescribed by the board of directors or the executive committee or the chairman of the executive committee or the chairman of the board or the president.

                                 TERM OF OFFICE

                  Section 3. The officers of the corporation shall hold office from their election, or such subsequent date as may be fixed by the board of directors, until the first meeting of a board of directors following its election by shareholders; provided, however, that in the event of failure to hold an election of officers at such meeting of the board of directors, such election may be held at any regular meeting or any special meeting of the directors called for that purpose and the officers then in office shall continue in office until such election shall have thus been held. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote or written direction, approval or consent of the holders of all the issued and outstanding capital stock of the corporation. All officers, agents and employees other than officers appointed by the board shall hold office at the discretion of the officer appointing them or any senior officer, but shall be subject to the removal by the board of directors, or the executive committee at any time.

                       DUTIES OF OFFICERS MAY BE DELEGATED

                  Section 4. In case of the absence or inability to act of any officer of the corporation and of any officer herein authorized to act in his place, the board of directors or the executive committee or the chairman of the executive committee or the chairman of the board or the president may delegate, from time to time, the powers or duties, or any of them, of such officer to any other officer, or to any director, or other person whom he may select.

                       CHAIRMAN OF THE EXECUTIVE COMMITTEE

                  Section 5. The chairman of the executive committee shall be in charge of the formation of the general policies of the corporation. He shall preside at all meetings of shareholders and of the executive committee at which he is present, and shall have and may exercise all powers and duties specified herein or incident to the position of chairman of the executive committee and such other powers and duties as may be assigned to him from time to time by the board of directors or by the executive committee. During any period for which a chairman of the executive committee has not been elected by the board of directors pursuant to Article VII, the powers and duties of the chairman of the executive committee specified herein shall, subject to the board of directors and the executive committee devolve upon and be exercised by the chairman of the board.

                     CHAIRMAN OF THE BOARD AND VICE-CHAIRMAN
                                  OF THE BOARD

                  Section 6. The chairman of the board shall preside at all meetings of the board and shall have and may exercise such other powers and duties as may be specified herein and as may be assigned to him from time to time by the chairman of the executive committee or by the board of directors or by the executive committee. A vice-chairman of the board shall have and may exercise such powers and duties as may be assigned to him from time to time by the chairman of the board or by the chairman of the executive committee or by the board of directors or by the executive committee.

                                    PRESIDENT

                  Section 7. The president, subject to the board of directors, the chairman of the board, the executive committee, and the chairman of the executive committee shall be the chief executive officer of the corporation and shall have supervision and charge of the conduct of the affairs of the corporation and shall have and may exercise all other powers and duties incident to the position of president and such other powers and duties as may be assigned to him from time to time by the chairman of the executive committee or by the chairman of the board or by the board of directors or by the executive committee. In the absence or inability to act of the chairman of the board, the president shall have and may exercise the powers and duties of the chairman of the board; subject, however, to the chairman of the executive committee, the board of directors and the executive committee.

                                 VICE-PRESIDENT

                  Section 8. A vice-president (any one or more of whom may be designated by a supplementary title at the option of the board of directors) shall perform such of the duties of the president as may be assigned to him from time to time by the board of directors, by the executive committee, by the chairman of the executive committee, by the chairman of the board, by a vice-chairman of the board or by the president. In the absence or inability of the president to act, other than as a consequence of a catastrophe wrought by war affecting the facilities or personnel of the corporation, such vice-president as shall have been designated by the board of directors for the purpose, or in the event of the failure of the board of directors so to designate, then the highest-salaried vice-president who is available, shall have and possess all of the powers and discharge all of the duties of the president, subject, however, to the board of directors, the executive committee, the chairman of the executive committee, the chairman of the board, and the vice-chairman or vice-chairmen of the board. In the absence or inability of the president to act as the result of a catastrophe wrought by war affecting the facilities or personnel of the corporation, the powers and duties of the president shall, subject to the control of the board of directors, devolve successively upon such other persons as shall have been designated in a resolution adopted by the board of directors, and in accordance with the order of succession set forth therein.

                                   COMPTROLLER

                  Section 9. It shall be the duty of the comptroller to maintain adequate records of all assets, liabilities, and accounting transactions of the corporation; he shall have charge of the installation and supervision of all accounting and statistical records, the preparation of all financial and statistical statements and reports, and the supervision of the accounting methods, systems and forms in use by all departments and shall perform such other duties as may be assigned to him from time to time by the board of directors, the executive committee, the chairman of the executive committee, the chairman of the board, a vice-chairman of the board, the president, or a vice-president.

                                    SECRETARY

                  Section 10. The secretary shall, unless otherwise directed, attend all sessions of the board and all meetings of the shareholders and act as clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for standing committees when required. He shall give or cause to be given notice of all meetings of the shareholders and of the board of directors, and of standing committees when required, and shall perform the duties usually incident to the office of secretary and such other duties as may be prescribed by the board of directors, the executive committee, the chairman of the executive committee, the chairman of the board, a vice-chairman of the board or the president, under whose supervision he shall act. He shall keep the stock ledger of the corporation at the office of the corporation in the city of Birmingham, Alabama, or at such other place as the board of directors may from time to time determine. He shall keep the seal of the corporation in safe custody,and when authorized, affix the same to any instrument requiring a seal and attest the signature thereof when directed or required to do so.

                                    TREASURER

                  Section 11. It shall be the duty of the treasurer to have the care and custody of all the funds and securities of the corporation. He shall be accountable for the receipts and disbursements of the funds of the corporation. He shall endorse checks, drafts, and other instruments for the payment of money for deposit or collection when necessary or proper and shall deposit the same to the credit of the corporation in such depositaries as the board of directors may designate; he shall perform all acts incident to the position of treasurer, and such other duties as may be assigned to him from time to time by the board of directors, the executive committee, the chairman of the executive committee, the chairman of the board, a vice-chairman of the board, the president, or a vice-president. He shall, when requested, pursuant to vote of the board of directors, give a bond to the corporation conditioned for the faithful performance of his duties, the expense of which shall be borne by the corporations.

               ASSISTANT VICE-PRESIDENTS, ASSISTANT COMPTROLLERS,
                 ASSISTANT SECRETARIES, AND ASSISTANT TREASURERS

                  Section 12. The assistant vice-presidents, assistant comptrollers, assistant secretaries, and assistant treasurers shall perform any of or all of the duties of the vice-president, comptroller, secretary, or treasurer, as the case may be, and such other duties as may be assigned to them from time to time.

                                   ARTICLE VII

                                    VACANCIES

                  Section 1. If the office of any officer or agent elected or appointed by the board of directors becomes vacant for any reason, his successor, who shall hold office for the unexpired term in respect of which such vacancy occurred, may be elected by the board of directors or the executive committee; but the chairman of the executive committee, the chairman of the board, a vice-chairman of the board, or the president may fill any such vacancy pending such action by the board of directors or the executive committee.

                                  ARTICLE VIII

                       CERTIFICATES AND TRANSFERS OF STOCK

                              CERTIFICATES OF STOCK

                  Section 1. The certificates of stock of the corporation shall be numbered and shall be entered on the stock certificate books of the corporation as they are issued. They shall exhibit the holder's name and certify the number and class of shares of stock owned by him in the corporation, and shall be signed by the chairman of the board or a vice-chairman of the board or the president or a vice-president and the secretary or an assistant secretary and shall bear the corporate seal which may be imprinted thereon. No certificate shall be issued unless the stock represented thereby is fully paid up.

                                ISSUANCE OF STOCK

                  Section 2. Stock of the corporation, of any class, may be issued by the board of directors of the corporation from time to time for such consideration as may be fixed from time to time by the board of directors up to the total number of such shares of stock of the corporation at the time authorized and unissued; provided, however, that shares having a par value shall not be issued for a consideration less than the par value thereof.

                                TRANSFER OF STOCK

                  Section 3. The transfer of all classes of stock shall be made and registered only by the person named in the certificate or by attorney lawfully constituted in writing, upon surrender of such certificate; and the corporation may keep in the hands of an agent or other person designated for that purpose a true statement or book showing who are the holders of the stock of the corporation and all transfers and hypothecations thereof; and the corporation may by its board of directors designate one or more transfer agents and registrars for its stock, who shall perform such duties in connection with the record of the transfer and hypothecation thereof as may be required.

                             REGISTERED SHAREHOLDERS

                  Section 4. The corporation shall be entitled to treat each holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Alabama. No transfer of stock shall be valid as against the corporation or its shareholders for any purpose until it shall have been entered in the stock book as required by these by-laws, by an entry showing from and to whom transferred.

                                   ARTICLE IX

                               INSPECTION OF BOOKS

                  Section 1. The board of directors shall determine from time to time whether and if allowed when and under what conditions and regulations the accounts and books of the corporation (except such as may be by statute specifically open to inspection) or any of them shall be open to the inspection of the shareholders or other persons interested therein, and the rights of shareholders and others in this respect are and shall be restricted and limited accordingly.

                  Section 2. The property and funds, books, correspondence and papers of the corporation in the possession or control of any officer or agent thereof, shall at times be subject to the inspection of the board of directors, the executive committee or a committee appointed for the purpose at a general meeting of the holders of the common stock. The minutes, including the resolutions and proceedings of the board, shall be produced when required by a majority of the shareholders at any meeting of shareholders.

                                    ARTICLE X

                                      SEAL

                  Section 1. The seal of the corporation shall be circular in form and shall have inscribed thereon the name of the corporation and the year of its incorporation, followed by the word "Alabama", and shall have the word "Seal" inscribed in the center thereof.

                                   ARTICLE XI

                                   FISCAL YEAR

                  Section 1. The fiscal year shall begin with the first day of January in each year, or such other date as may be hereafter approved by the board of directors of the corporation.

                                   ARTICLE XII

                                     NOTICES

                                 NOTICE BY MAIL

                  Section 1. Whenever under the provisions of these by-laws notice is required to be given to any shareholder, officer, or director, it shall not be construed to mean personal notice, but such notice may be given in writing by depositing the same in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, or to the officer or director at his address on the corporation's records, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

                                     WAIVER

                  Section 2. Whenever any notice is required to be given to any shareholder or director under the provisions of the Constitution of Alabama, or statute, or the certificate of incorporation, or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

                           UNANIMOUS CONSENT TO ACTION

                  Section 3. Any action which by statute, or the certificate of incorporation, or by-laws of the corporation may be taken by vote at a meeting of the shareholders may be taken without a meeting if a consent and approval in writing, setting forth the action so taken, shall be signed by the holders of all of the issued and outstanding capital stock of the corporation entitled to vote with respect to the subject matter thereof.

                                  ARTICLE XIII

                                   AMENDMENTS

                  Section 1. The by-laws of the corporation may be altered, amended or repealed by new by-laws adopted at any duly convened meeting of the board of directors, by the vote of a majority of the entire board then in office, except as to any by-law defining a quorum, at shareholders' meetings. Any by-law of the corporation may be altered, amended or repealed at any duly convened meeting of the shareholders by the vote of the holders of the majority of the stock issued and outstanding and entitled to vote at such meeting, in accordance with the provisions of the laws of Alabama, the certificate of incorporation, or other certificate filed pursuant to law, and these by-laws.

                                   ARTICLE XIV

                       INDEMNIFICATION AND RELATED MATTERS

                  Section 1. Each person who is or was a director of the corporation or officer or employee of the corporation holding one or more positions of management through and inclusive of department managers (but not positions below the level of department managers) (such positions being hereinafter referred to as "Management Positions") and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director of the corporation or officer or employee of the corporation holding one or more Management Positions, or is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

         Expenses (including attorneys' fees) incurred by a director of the corporation or officer or employee of the corporation holding one or more Management Positions with respect to the defense of any such claim, action, suit or proceeding may be advanced by the corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the corporation.

         The corporation may purchase and maintain insurance at the expense of the corporation on behalf of any person who is or was a director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability or expense (including attorneys' fees) asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability or expense under this Section or otherwise.

         Without limiting the generality of the foregoing provisions of this Section, no present or future director or officer of the corporation, or his heirs, executors, or administrators, shall be liable for any act, omission, step, or conduct taken or had in good faith, which is required, authorized, or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any federal or state statute or municipal ordinance regulating the corporation or its parent by reason of their being holding or investment companies, public utility companies, public utility holding companies, or subsidiaries of public utility holding companies. In any action, suit, or proceeding based on any act, omission, step, or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer, and his heirs, executors, and administrators, shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit, or proceeding based on any act, omission, step, or conduct taken or had in good faith as in this paragraph described. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs, and attorneys' fees.

         The foregoing rights shall not be exclusive of any other rights to which any such director or officer or employee may otherwise be entitled and shall be available whether or not the director or officer or employee continues to be a director or officer or employee at the time of incurring any such expenses and liabilities.

                                   ARTICLE XV

                     SEVERABILITY AND RULES OF CONSTRUCTION

                  Section 1. If any word, clause or provision of the by-laws or any indemnification made under Article XIV hereof shall for any reason be determined to be invalid, the provisions of the by-laws shall not otherwise be affected thereby but shall remain in full force and effect. The masculine pronoun, as used in the by-laws, means the masculine and feminine wherever applicable.